UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2025

Mustang Bio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38191	47-3828760
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

95 Sawyer Road, Suite 110

Waltham, Massachusetts 02453

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MBIO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

Mustang Bio, Inc. (“Mustang” of the “Company”) held its 2025 Annual Meeting of stockholders (the “2025 Annual Meeting”) on December 22, 2025 by means of an online virtual meeting platform at 9:00 a.m. Eastern Time. At the 2025 Annual Meeting, the following four proposals were approved: (i) the election of seven directors to hold office until the 2026 annual meeting of stockholders; (ii) the ratification of the appointment of KPMG LLP as Mustang’s independent registered public accounting firm for the year ending December 31, 2025; (iii) the amendment to the Company’s 2019 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares issuable by 250,000 shares and increase the number of shares subject to a Purchase Right thereunder to 10,000; and (iv) the amendment to the Company’s 2016 Incentive Plan (the “EIP”) to increase the number of shares issuable by Mustang by 2,500,000 shares. The four proposals are described in detail in the Company’s 2025 Definitive Proxy Statement on Schedule 14A.

As of November 18, 2025, the record date for the determination of the shareholders entitled to notice of, and to vote at, the 2025 Annual Meeting, 6,453,701 shares of the Company’s Common Stock were outstanding and eligible to vote with an aggregate of 6,453,701 votes; 845,385 shares of the Company’s Class A Common Stock were outstanding and eligible to vote with an aggregate of 1,127 votes; and 250,000 shares of the Company’s Class A Preferred Stock were outstanding and eligible to vote with an aggregate of 7,100,677 votes, as determined in accordance with Section 3.1.3 of the Company’s Amended and Restated Articles of Incorporation. Approximately 58% of all votes were represented at the 2025 Annual Meeting, constituting a quorum.

Proposal 1

The votes with respect to the election of seven directors to hold office until the 2026 annual meeting were as follows:

Director	For	Withheld	Broker Non-Votes
Michael S. Weiss	7,768,359	99,071	0
Manuel Litchman, M.D.	7,712,919	154,511	0
Lindsay A. Rosenwald, M.D.	7,740,512	126,918	0
Neil Herskowitz	7,724,042	143,388	0
David Jin	7,769,563	97,867	0
Adam Chill	7,795,608	71,822	0
Michael Zelefsky, M.D.	7,795,753	71,677	0

Proposal 2

The votes with respect to the ratification of KPMG LLP as Mustang’s independent registered accounting firm for the year ending December 31, 2025, were as follows:

Total Votes For	Total Votes Against	Abstentions
7,844,671	9,814	12,945

Proposal 3

The votes with respect to the approval of the amendment to the Company’s ESPP were as follows:

Total Votes For	Total Votes Against	Abstentions
7,815,313	49,380	2,737

Proposal 4

The votes with respect to the approval of an amendment to the Company’s EIP were as follows:

Total Votes For	Total Votes Against	Abstentions
7,664,161	198,991	4,278

Item 8.01 Other Events

As previously disclosed, Mustang Bio, Inc. (the “Company”) previously entered into that certain License Agreement with Fred Hutchinson Cancer Center (“Fred Hutch”), dated as of May 17, 2017 (as amended, the “CD20 License Agreement”), under which the Company developed its CD20 CAR-T program.  On December 17, 2025, the Company and Fred Hutch entered into a Termination and Release Agreement, pursuant to which: (i) the Company and Fred Hutch agreed to terminate the CD20 License Agreement; (ii) the Company agreed to pay Fred Hutch $730,000 as consideration for extinguishment of approximately $1.4 million in outstanding payables owing to Fred Hutch; and (iii) the parties agreed that, in the event that Fred Hutch, during the three-year period following execution of the Termination and Release Agreement, grants any third party a license under the CD20 patents or other intellectual property that had been licensed to the Company under the CD20 License Agreement, then Fred Hutch will pay to the Company at least 10% of all consideration received by Fred Hutch from such third party under such licensing arrangement (with an additional obligation to negotiate in good faith for a potentially greater percentage share).

Item 9.01Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Amendment No. 3 to the Mustang Bio, Inc. 2019 Employee Stock Purchase Plan

10.2	Fourth Amendment to the Mustang Bio, Inc., 2016 Incentive Plan

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mustang Bio, Inc.
Date: December 23, 2025
	By:	/s/ Manuel Litchman, M.D.
Manuel Litchman, M.D.
President, Chief Executive Officer and Interim Chief Financial Officer